Exhibit 99.2

CRANE CO.

Income Statement Data

(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
Net Sales:
Aerospace & Electronics	$158,451	$148,392
Engineered Materials	82,773	87,748
Merchandising Systems	113,504	97,364
Fluid Handling	288,500	262,951
Controls	35,640	31,762

Total Net Sales	$678,868	$628,217

Operating Profit:
Aerospace & Electronics	$15,995	$21,026
Engineered Materials	11,654	16,038
Merchandising Systems	14,138	9,631
Fluid Handling	44,762	31,141
Controls	1,300	2,346
Corporate	(12,500)	(11,783)

Total Operating Profit	75,349	68,399

Interest Income	2,284	1,313
Interest Expense	(6,505)	(6,868)
Miscellaneous- Net	330	1,813

Income Before Income Taxes	71,458	64,657
Provision for Income Taxes	23,080	21,012

Net Income	$48,378	$43,645

Share Data:
Net Income per Diluted Share	$0.79	$0.71

Average Diluted Shares Outstanding	60,955	61,207
Average Basic Shares Outstanding	60,040	60,209

Supplemental Data:
Cost of Sales	$452,531	$423,683
Selling, General & Administrative	150,988	136,135
Depreciation and Amortization *	14,983	15,576
Stock-Based Compensation Expense	3,615	4,304

*	Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.

Condensed Balance Sheets

(in thousands)

	March 31, 2008	December 31, 2007
ASSETS
Current Assets
Cash and Cash Equivalents	$294,728	$283,370
Accounts Receivable, net	373,792	345,176
Current Insurance Receivable—Asbestos	33,600	33,600
Inventories, net	344,563	327,719
Other Current Assets	57,735	47,757

Total Current Assets	1,104,418	1,037,622

Property, Plant and Equipment, net	292,029	289,683
Long-Term Insurance Receivable—Asbestos	293,940	306,557
Other Assets	448,159	476,880
Goodwill	769,106	766,550

Total Assets	$2,907,652	$2,877,292

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$9,613	$548
Accounts Payable	197,936	177,978
Current Asbestos Liability	84,000	84,000
Accrued Liabilities	221,450	230,295
Income Taxes	2,291	731

Total Current Liabilities	515,290	493,552

Long-Term Debt	398,345	398,301
Long-Term Deferred Tax Liability	32,593	31,880
Long-Term Asbestos Liability	928,098	942,776
Other Liabilities	114,366	117,586
Minority Interest	8,469	8,394
Shareholders’ Equity	910,491	884,803

Total Liabilities and Shareholders’ Equity	$2,907,652	$2,877,292

CRANE CO.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2008	2007
Operating Activities:
Net income	$48,378	$43,645
Income from joint venture	—	(1,017)
Depreciation and amortization	14,983	15,576
Stock-based compensation expense	3,615	4,304
Deferred income taxes	6,097	(9,819)
Cash used for operating working capital	(29,834)	(25,648)
Other	2,951	(11,332)

Subtotal	46,190	15,709
Asbestos related payments, net of insurance recoveries	(2,061)	21,180

Total provided by operating activities	44,129	36,889

Investing Activities:
Capital expenditures	(9,080)	(6,963)
Proceeds from disposition of capital assets	676	11,032
Payment for acquisition, net of cash acquired	(85)	(5)
Proceeds from divestiture	506	—

Total (used for) provided by investing activities	(7,983)	4,064

Financing Activities:
Dividends paid	(10,795)	(9,050)
Reacquisition of shares on open market	(40,000)	(40,001)
Stock options exercised—net of shares reacquired	3,556	(387)
Excess tax benefit from stock-based compensation	107	690
Increase in short-term debt	9,037	1,733

Total used for financing activities	(38,095)	(47,015)

Effect of exchange rate on cash and cash equivalents	13,307	1,376

Increase (decrease) in cash and cash equivalents	11,358	(4,686)
Cash and cash equivalents at beginning of period	283,370	138,607

Cash and cash equivalents at end of period	$294,728	$133,921

CRANE CO.

Order Backlog

(in thousands)

	March 31, 2008	December 31, 2007	March 31, 2007
Aerospace & Electronics	$407,398	$392,822	$405,792
Engineered Materials	15,941	14,802	17,437
Merchandising Systems	42,551	34,093	33,231
Fluid Handling	268,302	242,591	237,144
Controls	34,464	35,273	33,224

Total Backlog	$768,656	$719,581	$726,828

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	March 31, 2008	December 31, 2007
BALANCE SHEET ITEMS
Notes Payable and Current Maturities of Long-Term Debt	$9,613	$548
Long-Term Debt	398,345	398,301

Total Debt	407,958	398,849
Less: Cash and Cash Equivalents	(294,728)	(283,370)

Net Debt	113,230	115,479
Shareholders’ Equity	910,491	884,803

Net Capitalization	$1,023,721	$1,000,282

Percentage of Net Debt to Net Capitalization	11.1%	11.5%

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2008	2007
			(Estimated)
CASH FLOW ITEMS
Cash Provided from Operating Activities before Asbestos—Related Payments	$46,190	$15,709	275,000	$243,031
Asbestos Related Payments, Net of Insurance Recoveries	(2,061)	(10,320)	(55,000)	(41,698)
Equitas Receipts	—	31,500	—	31,500

Cash Provided from Operating Activities	44,129	36,889	220,000	232,833
Less: Capital Expenditures	(9,080)	(6,963)	(50,000)	(47,169)

Free Cash Flow	$35,049	$29,926	170,000	$185,664

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance. In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate positive cash flow. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.